UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

  Date of Report
(Date of earliest
event reported):         April 29, 2025

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	13-4275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11270 W Park Place Ste 300, Milwaukee, Wisconsin53224
(Address of principal executive offices, including zip code)

(414) 354-2310
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	PLOW	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On April 29, 2025, Douglas Dynamics, Inc. (the “Company”) held its annual meeting of stockholders (the “2025 Annual Meeting”). The name of each director elected at the 2025 Annual Meeting, a brief description of each other matter voted upon at the 2025 Annual Meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.

Election of Three Directors to Terms Expiring at the 2028 Annual Meeting of Stockholders

Name of Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Margaret S. Dano	17,821,125	2,591,131	1,243,421
Donald W. Sturdivant	18,952,674	1,459,582	1,243,421
Mark Van Genderen	20,091,976	320,280	1,243,421

Advisory Vote on Approval of the Compensation of the Company’s Named Executive Officers

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
19,354,476	863,482	194,297	1,243,421

Ratification of the Appointment of Deloitte& Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2025

Shares Voted For	Shares Voted Against	Abstentions
21,523,504	118,277	13,896

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2025

DOUGLAS DYNAMICS, INC.

By:	/s/ Sarah Lauber
Sarah Lauber
Executive Vice President, Chief Financial Officer and Secretary